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CONFIDENTIAL TREATMENT REQUESTED                                   EXHIBIT 10.12

CONFIDENTIAL TREATMENT REQUESTED: PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED "CONFIDENTIAL TREATMENT REQUESTED" AND APPROPRIATE SECTIONS, WHERE TEXT HAS BEEN OMITTED, ARE NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

       This COLLABORATIVE DEVELOPMENT AGREEMENT ("CDA"), is made effective this 21st day of September, 2001 ("EFFECTIVE DATE"), between Mitsubishi-Tokyo Pharmaceuticals, Inc., a company organized under Japanese law and having its principal executive offices at 2-6, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 103-8405, Japan ("MTP") and IDEC Pharmaceuticals Corporation, a corporation organized under the laws of the State of Delaware and having its principal executive offices at 3030 Callan Road, San Diego, California 92121, USA ("IDEC").

                                   BACKGROUND

       WHEREAS, IDEC is engaged in research and development and has accumulated considerable knowledge relating to antibody-based products directed against the B7 cell function, and the use of such products for the palliation, evaluation, diagnosis, treatment and/or prophylaxis of human disease states which are caused or exacerbated by cells expressing the B7 (CD80) antigen;

       WHEREAS, MTP is interested in performing clinical development relating to such antibody products;

       WHEREAS, Mitsubishi Kasei Corporation (a predecessor in interest to MTP) and IDEC are parties to that certain License Agreement of November 11, 1993 ("LICENSE AGREEMENT"), under which the Parties have granted the licenses set forth under Section 2.04 (i)-(iv) of the LICENSE AGREEMENT, as further specified therein;

       WHEREAS, Mitsubishi Kasei Corporation and IDEC where previously parties to a certain Collaborative Development Agreement dated as of November 11, 1993 ("CDA1"), as amended by that certain Memorandum of Understanding between the parties dated December 11, 1996 ("MOU"), and that certain letter agreement of December 13, 1996 ("LETTER AGREEMENT") (collectively "the ORIGINAL CDA AGREEMENTS");

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                                                CONFIDENTIAL TREATMENT REQUESTED

       WHEREAS, IDEC has developed an anti-CD80 antibody (IDEC-114) and has completed a Phase I/II clinical trial and has an ongoing Phase II clinical trial, each studying the use of IDEC-114 in the treatment of psoriasis;

       WHEREAS, [CONFIDENTIAL TREATMENT REQUESTED]; and

       WHEREAS, both MTP and IDEC desire to renew their collaboration in the further development of IDEC-114 for the treatment of psoriasis.

       NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, and otherwise to be bound by proper and reasonable conduct, the PARTIES agree as follows:

                           ARTICLE I.   DEFINITIONS

1.01 "AFFILIATES" shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a PARTY to this CDA to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with, a PARTY to this CDA.

1.02 "BLA" shall mean a Biologics License Application as contemplated by Title 42 U.S.C.S. Section 262, et seq. of the Public Health Service Act (PHSA) as amended from time to time, filed by IDEC directed to use of the PRODUCT in the FIELD.

1.03 "BEST EFFORTS" shall mean the maximum effort consistent with the reasonable and prudent exercise of business judgment for a commercial enterprise.

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                                                CONFIDENTIAL TREATMENT REQUESTED

1.04 "IDEC CDA DEVELOPMENT" shall mean the clinical development program and any non-clinical investigation (other than manufacturing studies) on a PRODUCT within the FIELD conducted during the term of this CDA or any extensions thereof under Section 6.01, with the intent and purpose of generating data for submission to a regulatory authority in the IDEC TERRITORY in support of an application for governmental approval required for commercializing PRODUCT within the FIELD. Such development plan shall be carried out in accordance with
ARTICLE 3, APPENDIX A and any non-clinical investigation deemed necessary by IDEC to support IDEC CLINICAL TRIALS.

1.05 "MTP CDA DEVELOPMENT" shall mean the clinical development program on a PRODUCT conducted during the term of this CDA or any extensions thereof under
Section 6.01, with the intent and purpose of generating data for submission to a regulatory authority in the MTP TERRITORY in support of an application for governmental approval required for commercializing PRODUCT within the FIELD. Such development plan shall be carried out in accordance with ARTICLE 3, APPENDIX B and any non-clinical investigation deemed necessary by MTP to support MTP CLINICAL TRIALS.

1.06   "CDA DEVELOPMENT" shall mean IDEC CDA DEVELOPMENT and MTP CDA
DEVELOPMENT.

1.07 "CDA INFORMATION" shall mean any and all proprietary or confidential data, know-how and results obtained from CDA DEVELOPMENT as further described in
ARTICLE 3 of this CDA, but shall not include any vectors or expression cassettes discovered or created by either PARTY during the term of this CDA or CDA1.

1.08 "CLINICAL TRIAL" shall mean any PHASE I, PHASE I/II, PHASE II or PHASE III CLINICAL TRIAL, conducted by either PARTY [CONFIDENTIAL TREATMENT REQUESTED].

1.09   "FDA" shall mean the United States Food and Drug Administration.

1.10   [CONFIDENTIAL TREATMENT REQUESTED].

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1.11   "FIELD" shall mean use of the PRODUCT for in vivo treatment of psoriasis in humans and in vitro diagnosis and evaluation of human tissue or fluid relating to psoriasis.

1.12   [CONFIDENTIAL TREATMENT REQUESTED].

1.13   "IDEC TERRITORY" shall mean the entire world except the MTP TERRITORY.

1.14 "MITSUBISHI TECHNOLOGY" shall mean all MTP technology, know-how and PATENTs which relates to PRODUCT, that MTP or its AFFILIATES owns or controls either directly or indirectly, and to which MTP has the right to grant licenses or sublicenses and developed during the term of this CDA or known to MTP as of the EFFECTIVE DATE of this CDA, including, but not limited to, its antibody technology, mammalian host-vector systems for high level expression of proteins, manufacturing systems for GMP production of clinical grade antibodies, the appropriate research samples of anti-murine B7 antibody(ies), cell lines producing such antibodies, and pharmacological technology providing the scientific basis for the clinical development of the PRODUCT, but shall not include any vectors or expression cassettes discovered or created by either PARTY during the term of this CDA.

1.15 "MTP TERRITORY" shall mean Japan, People's Republic of China, Hong Kong, Republic of Korea, Singapore, Republic of China (Taiwan), Thailand, Indonesia, Philippines, Malaysia, and all territories and possessions of such countries.

1.16 "PARTY" shall mean IDEC or MTP, as the case may be; "PARTIES" shall mean IDEC and MTP.

1.17   "PATENTS" shall have the definition set forth in the LICENSE AGREEMENT.

1.18 "PHASE I CLINICAL TRIAL" shall mean a human clinical trial that is intended to initially evaluate the safety and/or pharmacological effect of PRODUCT in the FIELD in

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subjects or that would otherwise satisfy requirements of 21 CFR 312.21(a), or its foreign equivalent. [CONFIDENTIAL TREATMENT REQUESTED].

1.19 "PHASE I/II CLINICAL TRIAL" shall mean a human clinical trial that is intended to evaluate the safety and effectiveness of PRODUCT in the FIELD in subjects or that would otherwise satisfy requirements of 21 CFR 312.21(a/b), or its foreign equivalent. [CONFIDENTIAL TREATMENT REQUESTED].

1.20 "PHASE II CLINICAL TRIAL" shall mean a human clinical trial that is intended to initially evaluate the effectiveness of PRODUCT in the FIELD in subjects or that would otherwise satisfy requirements of 21 CFR 312.21(b), or its foreign equivalent [CONFIDENTIAL TREATMENT REQUESTED].

1.21 "PHASE III CLINICAL TRIAL" shall mean a pivotal human clinical trial, the results of which could be used to establish safety and efficacy of PRODUCT in the FIELD as a basis for a BLA or that would otherwise satisfy requirements of 21 CFR 312.21(c), or its foreign equivalent [CONFIDENTIAL TREATMENT REQUESTED].

1.22 "PRODUCT" shall mean that certain antibody developed and owned by IDEC that binds the human B7 (CD80) and is denominated IDEC-114.

1.23 "REAGENTS" shall mean cell lines expressing PRODUCT, including, but not limited to transfected CHO cell lines expressing PRODUCT, and other compositions of matter, such as, but not limited to those necessary or useful to develop or produce PRODUCT, but shall expressly not include primers, Ig libraries, phages, phagemids, plasmids, expression vectors or expression cassettes.

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1.24   "THIRD PARTY(IES)" shall mean any party other than a PARTY to this CDA or an AFFILIATE of MTP or IDEC.

                      ARTICLE II.   CLINICAL DEVELOPMENT

2.01 Except as otherwise specifically provided herein, IDEC and MTP each shall conduct any CDA DEVELOPMENT which such party undertakes in a scientific manner in accordance with high scientific, medical and professional standards, and in compliance in all material respects with all requirements of applicable laws, rules and regulations and all applicable standard clinical practices to attempt to achieve their objectives efficiently and expeditiously. The general terms regarding the efforts to be undertaken in furtherance of CDA DEVELOPMENT, including the objectives thereof, have been mutually agreed upon by the PARTIES, and such agreement is incorporated upon the EFFECTIVE DATE within APPENDIX A of this CDA and is a part thereof.

2.02 The principal scientists who will direct the respective responsibilities of each PARTY are, for IDEC: [CONFIDENTIAL TREATMENT REQUESTED], and for MTP:
[CONFIDENTIAL TREATMENT REQUESTED] or such other principal scientist later designated in writing by the relevant PARTY. All CDA INFORMATION disclosed pursuant to this CDA, and all other communications concerning CDA DEVELOPMENT, shall be directed to said principal scientists.

2.03   [CONFIDENTIAL TREATMENT REQUESTED]

2.04 MTP and IDEC each certifies that it is regularly engaged in conducting clinical trials in vivo in humans, and that all biological materials and/or chemicals provided by one PARTY to the other under this CDA shall be used in compliance with all applicable laws and regulations.

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2.05   MTP shall have full scientific and management authority and responsibility for the CDA DEVELOPMENT of PRODUCT within the MTP TERRITORY including attainment and maintenance of regulatory approvals and price registrations and shall have the right, from time to time as it sees fit, to amend the MTP CDA activities set forth in Appendix B. All such activity shall be undertaken [CONFIDENTIAL TREATMENT REQUESTED]. IDEC shall have full scientific and management authority and responsibility for any CDA DEVELOPMENT of PRODUCT in the IDEC TERRITORY and shall have the right, from time to time as it sees fit, to amend the IDEC CDA activities set forth in Appendix A, subject to MTP's rights under Section 6.02.

2.06 Except as otherwise specifically provided herein, the foregoing does not imply a duty on the part of IDEC or MTP to complete or commence any CLINICAL TRIAL or conduct any CDA DEVELOPMENT activities.

                ARTICLE III.   FUNDING OF CLINICAL DEVELOPMENT

3.01 In partial consideration for data generated by IDEC and provided to MTP relating to IDEC's PHASE I/II CLINICAL TRIAL, and for ongoing development of the PRODUCT, MTP shall make [CONFIDENTIAL TREATMENT REQUESTED].

3.02 MTP shall share in the funding of CDA DEVELOPMENT conducted by IDEC, including past, ongoing and future CLINICAL TRIALS conducted by or on behalf of IDEC, by making [CONFIDENTIAL TREATMENT REQUESTED] payments to IDEC as set forth below.

   (a) [CONFIDENTIAL TREATMENT REQUESTED] after receipt of any invoice requesting payment, MTP shall make payment to IDEC in the amount of [CONFIDENTIAL TREATMENT REQUESTED].

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   (b) Notwithstanding (a) above, [CONFIDENTIAL TREATMENT REQUESTED].
   (c) Notwithstanding anything to the contrary herein, the obligation of MTP to make [CONFIDENTIAL TREATMENT REQUESTED].

3.03 MTP shall make the following [CONFIDENTIAL TREATMENT REQUESTED] MILESTONE PAYMENTS [CONFIDENTIAL TREATMENT REQUESTED] to IDEC [CONFIDENTIAL TREATMENT REQUESTED] after written notice is given to MTP that such milestone has been achieved:

       [CONFIDENTIAL TREATMENT REQUESTED].

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                                                CONFIDENTIAL TREATMENT REQUESTED

[CONFIDENTIAL TREATMENT REQUESTED].

3.04 (a) (a) If applicable laws, rules or regulations require withholding of income taxes or other taxes imposed upon INITIAL PAYMENTS and/or MILESTONE PAYMENTS, the PARTIES [CONFIDENTIAL TREATMENT REQUESTED].

   (b) [CONFIDENTIAL TREATMENT REQUESTED].

          ARTICLE IV.   EXCHANGE OF INFORMATION AND CONFIDENTIALITY

4.01 The PARTIES acknowledge the value of a coordinated and uniformly applied worldwide clinical development plan, especially as it relates to data reporting and reporting of adverse events. Accordingly, each PARTY shall regularly report to the other on the status and progress of its CLINICAL TRIAL efforts and as further set forth in Section 4.02. Each PARTY agrees to prepare and exchange all written reports in the English language. The exchange of such reports

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may be reasonably supplemented, at the request of the PARTY receiving a report, by correspondence and/or visits to the other PARTY's facility.

4.02 Subject to the terms and conditions of this CDA, information and data shall further be shared among the PARTIES as described below. IDEC hereby grants to MTP a non-exclusive license in MTP TERRITORY, [CONFIDENTIAL TREATMENT REQUESTED], to use such information and data received from IDEC to research, develop, make, have made, use, import, export, promote, market, offer for sale, sell and have sold the PRODUCT.

   (a) [CONFIDENTIAL TREATMENT REQUESTED]
   (b) [CONFIDENTIAL TREATMENT REQUESTED]
   (c) [CONFIDENTIAL TREATMENT REQUESTED]
   (d) [CONFIDENTIAL TREATMENT REQUESTED]
   (e) [CONFIDENTIAL TREATMENT REQUESTED]

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   (f) [CONFIDENTIAL TREATMENT REQUESTED]

4.03 During the term of the CDA, if IDEC enters into an agreement with a THIRD PARTY under which IDEC grants such THIRD PARTY a license to make, have made, use or sell any PRODUCT in the FIELD in any country in the IDEC TERRITORY, [CONFIDENTIAL TREATMENT REQUESTED].

4.04 Each PARTY shall promptly report to the other PARTY any confirmed information of serious or unexpected reactions or side effects related to the utilization or medical administration of PRODUCT. In this regard, each PARTY agrees that, throughout the duration of this CDA and thereafter, it will notify the other PARTY immediately of any information concerning any PRODUCT or package complaint, or any serious human adverse event, injury, toxicity or sensitivity reaction or any unexpected incidence or severity thereof associated with the clinical uses, studies, investigations, tests and marketing of PRODUCT, whether or not determined to be attributable to PRODUCT. "Serious" as used in this Section refers to experience which results in death, permanent or substantial disability, in-patient hospitalization, prolongation of existing in-patient hospitalization; or is a congenital anomaly or life threatening. "Unexpected" as used in this Section refers to: (i) conditions or developments encountered during preclinical or clinical studies which could be material to the successful continuance of development of PRODUCT; (ii) conditions or developments not encountered during clinical studies of PRODUCT; and (iii)

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                                                          CONFIDENTIAL TREATMENT

conditions or developments occurring with greater frequency, severity or specificity than shown by information previously submitted to governmental agencies or encountered during clinical studies of PRODUCT. Each PARTY shall also notify the other PARTY in a timely manner of any other adverse experience (i.e., any unfavorable and unintended change in the structure (signs), function (symptoms) or chemistry (laboratory data)) of the body temporally associated with the use of PRODUCT, whether or not considered related thereto. The PARTIES further agree to negotiate pharmacovigilance reporting requirements.

4.05 Each PARTY shall throughout the duration of this CDA and thereafter immediately notify the other PARTY of any information it receives regarding any threatened or pending action by any regulatory agency in any country of the world which may affect the safety or efficacy claims of PRODUCT or the continued development or marketing of PRODUCT. Upon receipt of any such information, each PARTY may consult with the other PARTY in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing contained herein shall be construed as restricting either PARTY's ability to make a timely report of such matter to any governmental agency or take other action that it deems to be appropriate or required by applicable law or regulation.

4.06 The PARTIES agree throughout the duration of this CDA and for the duration of marketing, by either PARTY, of any PRODUCT in the FIELD to maintain records and otherwise establish procedures to assure compliance with all regulatory, professional or other legal requirements which apply to the development, promotion and marketing of PRODUCT.

4.07 Neither PARTY shall disclose the existence of or any terms or conditions of this CDA to any THIRD PARTY, either in a press release or in any other manner, without the prior written consent of the other PARTY; provided, however, that (subject to any applicable THIRD PARTY rights, obligations or restrictions) a PARTY may disclose the terms or conditions of this CDA (a) on a need-to-know and confidential basis to its professional legal and financial advisors to the extent such disclosure is reasonably necessary, and (b) to a THIRD PARTY in connection with (i) an equity investment in a PARTY to this CDA, (ii) a merger, consolidation or similar transaction by a PARTY to this CDA, or (iii) the sale of all or substantially all of the assets of a

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PARTY to this CDA, provided that all of the foregoing shall be subject to confidentiality and non-use obligations imposed by this CDA and the LICENSE AGREEMENT.

4.08 The PARTIES agree that the formal initiation or early termination of this collaboration as evidenced by the terms of this CDA may constitute "material information" for the PARTIES that must be disclosed to the public and the PARTY's shareholders via a press release. Such a press release shall be prepared by the other PARTY and reviewed in good faith and approved by the other PARTY concurrently with the review and approval of this CDA or early termination thereof.

4.09 Notwithstanding the foregoing, no public announcement or other disclosure to THIRD PARTIES concerning the terms of this CDA shall be made, either directly or indirectly, by either PARTY to this CDA, except as may be legally required, without first obtaining the written approval of the other PARTY and agreement upon the nature of such announcement or disclosure, provided that such approval shall not be unreasonably withheld. The PARTY desiring to make any such public announcement or other disclosure shall use BEST EFFORTS to inform the other PARTY of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall use BEST EFFORTS to provide the other PARTY with a written copy thereof, in order to allow such other PARTY to comment upon such announcement or disclosure.

4.10 Neither MTP nor IDEC shall submit for written publication any manuscript abstract or the like, or make any oral presentation, which includes data or other information generated or provided by the other PARTY in the course of, or otherwise as a result of, CDA DEVELOPMENT or otherwise related to PRODUCT, without first obtaining the prior written consent of such other PARTY, which consent shall not be unreasonably withheld. The contribution of each PARTY shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.

4.11 Neither MTP nor IDEC may, during the term of this CDA [CONFIDENTIAL TREATMENT REQUESTED], disclose or reveal to THIRD PARTIES any CDA INFORMATION received from the other PARTY or otherwise developed by either PARTY in the performance of activities in furtherance of this

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                                                CONFIDENTIAL TREATMENT REQUESTED

CDA, except that such other PARTY may use or disclose such confidential information (i) for the purposes of investigating, developing, manufacturing, marketing or seeking partners for PRODUCT, provided that prior to any such disclosure such potential partners are bound to at least as stringent confidentiality obligations as set forth herein, (ii) for securing essential or desirable authorizations, privileges or rights from governmental agencies, (iii) if required to be disclosed to a governmental agency, or (iv) is necessary to file or prosecute patent applications concerning PRODUCT or to carry out any litigation concerning PRODUCT. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge, or came or comes into the possession of the receiving PARTY independently of this CDA or the LICENSE AGREEMENT (unless otherwise disclosed confidentially at any time by MTP to IDEC or IDEC to MTP), or is disclosed to the receiving PARTY by a THIRD PARTY having the right to do so, or is subsequently and independently developed by employees of the receiving PARTY or AFFILIATES thereof who had no knowledge of the CDA INFORMATION disclosed and can be so demonstrated by competent proof. The PARTIES shall take reasonable measures to ensure that no unauthorized use or disclosure is made by others to whom access to CDA INFORMATION is granted.

4.12 Subject to the terms of the LICENSE AGREEMENT, nothing in this CDA shall be construed as preventing or in any way inhibiting either PARTY from complying with statutory and regulatory requirements governing the manufacture, use and sale or other distribution of PRODUCT in any manner it reasonably deems appropriate, including, for example, by disclosing to regulatory authorities confidential or other information received from each other or THIRD PARTIES.

                         ARTICLE V.   PRODUCT SUPPLY

5.01 IDEC shall use its BEST EFFORTS to manufacture and supply to MTP, [CONFIDENTIAL TREATMENT REQUESTED], PRODUCT manufactured under Good Manufacturing Practice guidelines solely for the purpose of conducting CLINICAL TRIALS in the MTP TERRITORY, as follows: [CONFIDENTIAL TREATMENT REQUESTED].

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                                                CONFIDENTIAL TREATMENT REQUESTED

If MTP desires vialed PRODUCT for conducting PHASE II CLINICAL TRIALS, MTP must provide a firm order [CONFIDENTIAL TREATMENT REQUESTED] prior to delivery of such vialed PRODUCT by IDEC to MTP. In any event, the amount of product requested by MTP must be reasonably related to requirements for conducting such studies under the appropriate protocols. IDEC shall establish cell lines, manufacture and set specifications in accordance with applicable FDA and KOROSHO (the Japanese Ministry of Health, Labor and Welfare) guidelines; however, if additional development expense is required to meet KOROSHO`s guidelines, [CONFIDENTIAL TREATMENT REQUESTED]. The obligations of IDEC under this Section shall be suspended upon provision by IDEC to MTP of notice to terminate under
Section 6.04. The details of PRODUCT supply defined above, including formulations of the PRODUCT like formulated bulk form or vialed Product, shall be determined in any SUPPLY AGREEMENT between the PARTIES separately.

5.02   [CONFIDENTIAL TREATMENT REQUESTED]

                      ARTICLE VI.   TERM AND TERMINATION

6.01 This CDA shall come into effect on the EFFECTIVE DATE and, unless earlier terminated hereunder, shall continue to be in effect [CONFIDENTIAL TREATMENT REQUESTED]. If continued research or development is desirable, the collaboration may be extended by mutual agreement between the PARTIES on reasonable terms and conditions to be negotiated in good faith.

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                                                CONFIDENTIAL TREATMENT REQUESTED

6.02 MTP shall have the right to terminate this CDA [CONFIDENTIAL TREATMENT REQUESTED].

6.03 IDEC shall have the right to terminate this CDA [CONFIDENTIAL TREATMENT REQUESTED]. In such case, IDEC shall provide MTP with all data obtained by IDEC prior to the termination and all reports written based on such data.

6.04 Either PARTY shall have the right to terminate this CDA if the other PARTY materially fails or neglects to perform its obligation set forth in this CDA and if such default is not cured [CONFIDENTIAL TREATMENT REQUESTED] after receiving written request to cure such default from the other PARTY, such other PARTY shall have the right to terminate this CDA by giving written notice to the PARTY in default, provided the request to cure is given [CONFIDENTIAL TREATMENT REQUESTED].

6.05 If not earlier terminated, this CDA shall automatically terminate upon termination of the LICENSE AGREEMENT.

              ARTICLE VII.   RIGHTS AND DUTIES UPON TERMINATION

7.01 Upon expiration or termination of this CDA by either PARTY under any section of ARTICLE 6 hereof, unless otherwise expressly provided herein,

   (a) [CONFIDENTIAL TREATMENT REQUESTED]

   (b) [CONFIDENTIAL TREATMENT REQUESTED]

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                                                CONFIDENTIAL TREATMENT REQUESTED

   (c) [CONFIDENTIAL TREATMENT REQUESTED]

   (d) all other obligations and provisions of this CDA shall terminate except

       (i) the following which shall survive such termination: Sections 2.04, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.11, 5.02 and Articles 7, 8,
             10 through 16; and

       (ii) in the case of expiration of this CDA, termination of this CDA under Section 6.02 or 6.03 or termination of this CDA by MTP under
             Section 6.04, the following which shall survive such expiration or termination: the license grant only of Section 4.02, but NOT IDEC's obligations to provide data or information which MTP does not have the right to receive at the time of such expiration or termination (e.g., BLA dossier).

7.02 All rights to terminate, and rights upon termination, provided for either PARTY in this CDA are in addition to other remedies in law or equity which may be available to either PARTY.

                 ARTICLE VIII.   WARRANTIES, REPRESENTATIONS,
                         INSURANCE AND INDEMNIFICATIONS

8.01 NOTHING IN THIS CDA SHALL BE CONSTRUED AS A WARRANTY THAT PATENTS ARE VALID OR ENFORCEABLE OR THAT THEIR EXERCISE DOES NOT INFRINGE ANY VALID PATENT RIGHTS OF THIRD PARTIES. A holding of invalidity or unenforceability of any PATENT, from which no further appeal is or can be taken, shall not affect any obligation already accrued hereunder.

8.02 MTP shall defend, indemnify and hold harmless IDEC, its officers, directors, shareholders, employees, successors and assigns from (i) any and all losses, damages, liabilities and expenses, including reasonable attorneys' fees, resulting from any claim, complaint, suit, proceeding or cause of action against any of them alleging physical or other injury, including death, brought by or on behalf of an injured party, and (ii) loss of service or consortium or a similar such claim, complaint, suit, proceeding or cause of action brought by a friend, spouse, relative or companion of an injured party, due to such physical injury or death and arising out of the administration, utilization and/or ingestion of PRODUCT used or otherwise provided, directly or indirectly, to the injured party by MTP (or any sublicensee of MTP), except to the

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extent such damages, claims, costs, losses, liabilities or expenses are caused solely by IDEC's gross negligence or willful misconduct of any employee or agent of IDEC and provided:

   (a) MTP shall have no obligation under this Section, unless (i) IDEC gives MTP prompt written notice of any claim or lawsuit or other action for which it seeks to be indemnified under this CDA, and (ii) MTP is granted full authority and control over the defense, including settlement, against such claim or lawsuit or other action, provided, however, that MTP may not enter into any settlement or other agreement that would materially limit the scope of any claim of IDEC's PATENTS, as defined in the LICENSE AGREEMENT without the prior written consent of IDEC, which consent shall not be unreasonably withheld or delayed; and

   (b) IDEC shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Section utilizing attorneys of its choice, provided, however, except as provided in subsection (a) above, that MTP shall have final authority to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which IDEC seeks indemnification under this Section.

8.03 IDEC shall defend, indemnify and hold harmless MTP, its officers, directors, shareholders, employees, successors and assigns from (i) any and all losses, damages, liabilities and expenses, including reasonable attorneys' fees, resulting from any claim, complaint, suit, proceeding or cause of action against any of them alleging physical or other injury, including death, brought by or on behalf of an injured party, and (ii) loss of service or consortium or a similar such claim, complaint, suit, proceeding or cause of action brought by a friend, spouse, relative or companion of an injured party, due to such physical injury or death and arising out of the administration, utilization and/or ingestion of PRODUCT used or otherwise provided, directly or indirectly, to the injured party by IDEC (or any licensee of IDEC other than MTP), except to the extent such damages, claims, costs, losses, liabilities or expenses are caused solely by MTP's gross negligence or willful misconduct of any employee or agent of MTP and provided:

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                                                         CONFIDENTIAL TREATMENT

   (a) IDEC shall have no obligation under this Section, unless (i) MTP gives IDEC prompt written notice of any claim or lawsuit or other action for which it seeks to be indemnified under this CDA, and (ii) IDEC is granted full authority and control over the defense, including settlement, against such claim or lawsuit or other action, provided, however, that IDEC may not enter into any settlement or other agreement that would materially limit the scope of any claim of MTP's PATENTS, as defined in the LICENSE AGREEMENT without the prior written consent of MTP, which consent shall not be unreasonably withheld or delayed; and

   (b) MTP shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Section utilizing attorneys of its choice, provided, however, except as provided in subsection (a) above, that IDEC shall have final authority to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which MTP seeks indemnification under this Section.

8.04 IDEC shall defend, indemnify and hold harmless MTP and its officers, directors, shareholders, employees, successors and assigns from and against any and all damages, claims, costs, losses, liabilities or expenses (including reasonable attorneys' fees) arising out of, or resulting from or in connection with IDEC's activities under this CDA, including, but not limited to, IDEC's activities related to CDA DEVELOPMENT, IDEC's transfer of CDA INFORMATION to MTP, any breach of a representation or warranty made to MTP by IDEC under this CDA, except such damages, claims, costs, losses, liabilities or expenses which are directly and proximately caused by MTP's gross negligence, provided MTP shall have the right to participate (at its own cost) in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Section utilizing attorneys of its choice, provided, however, that IDEC shall have full authority and control to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which MTP seeks indemnification under this Section.

8.05 MTP shall defend, indemnify and hold harmless IDEC and its officers, directors, shareholders, employees, successors and assigns from and against any and all damages, claims, costs, losses liabilities or expenses (including reasonable attorneys' fees) arising out of, or

                                       19
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                                                         CONFIDENTIAL TREATMENT

resulting from or in connection with MTP's activities under this CDA, including, but not limited, to MTP's activities related to CDA DEVELOPMENT, or any breach of a representation or warranty made to MTP by IDEC under this CDA, except such damages, claims, costs, losses, liabilities or expenses which are directly and proximately caused solely by IDEC's gross negligence, provided IDEC shall have the right to participate (at its own cost) in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Section utilizing attorneys of its choice, provided, however, that MTP shall have full authority and control to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which IDEC seeks indemnification under this Section.

8.06 Except for a breach of Section 4.11 of this CDA, notwithstanding anything else in this CDA, the LICENSE AGREEMENT or otherwise, neither PARTY will be liable with respect to any subject matter of this CDA under any contract, negligence, strict liability or other legal or equitable theory for any amounts in excess in the aggregate of the amounts received by IDEC under this CDA and the LICENSE AGREEMENT, for any incidental or consequential damages, or for cost of procurement of substitute goods, technology, or services.

                         ARTICLE IX.   FORCE MAJEURE

9.01 If the performance of any part of this CDA by either PARTY, or of any obligation under this CDA, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the PARTY liable to perform, unless conclusive evidence to the contrary is provided, the PARTY so affected shall, upon giving written notice to the other PARTY, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected PARTY shall use its BEST EFFORTS to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the PARTIES shall discuss what, if any, modification of the terms of this CDA may be required in order to arrive at an equitable solution.

                                       20
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                                                CONFIDENTIAL TREATMENT REQUESTED

                          ARTICLE X.   GOVERNING LAW

10.01 This CDA shall be deemed to have been made in the State of California, U.S.A. and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the State of California, U.S.A. as it is applied to contracts entered into in the State of California between California residents.

                          ARTICLE XI.   ARBITRATION

11.01 Any dispute, controversy or claim (except as to any issue relating to intellectual property owned in whole or in part by IDEC) arising out of or relating to this CDA, or the breach, termination, or invalidity thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as modified by this Section 11.01. The number of arbitrators shall be [CONFIDENTIAL TREATMENT REQUESTED]. The arbitration decision shall be binding and not be appealable to any court in any jurisdiction. The prevailing PARTY may enter such decision in any court having competent jurisdiction. The arbitration proceeding shall be conducted in the English language in San Francisco, CA, unless the PARTIES agree in writing to conduct the arbitration in another location.

11.02 Notwithstanding anything contained in Section 11.01 to the contrary, the PARTIES shall have the right to institute judicial proceedings against the other PARTY or anyone acting through or under the control of the other PARTY in order to enforce the instituting PARTIES rights hereunder through reformation of contract, specific performance, injunction, or similar equitable relief.

                         ARTICLE XII.   SEVARABILITY

12.01 In the event any portion of this CDA shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

12.02 If any of the terms or provisions of this CDA are in conflict with any applicable United States or California statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

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                                                          CONFIDENTIAL TREATMENT

12.03 In the event that the terms and conditions of this CDA are materially altered as a result of Sections 12.01 or 12.02, the PARTIES will renegotiate the terms and conditions of this CDA to resolve any inequities.

                                ENTIRE AGREEMENT

12.04 This CDA, together with the LICENSE AGREEMENT, constitutes the entire agreement between the PARTIES relating to the subject matter hereof, and supersedes all previous writings and understandings in the ORIGINAL CDA AGREEMENTS. No terms or provisions of this CDA shall be varied or modified by any prior or subsequent statement, conduct or act of either of the PARTIES, except that the PARTIES may amend this CDA by written instruments specifically referring to and executed in the same manner as this CDA.

                           ARTICLE XIII.   PRIMACY

13.01 To the extent that any provision of this CDA conflicts with any provision of any other agreement between the parties, the terms of this CDA shall control.

                            ARTICLE XIV.   NOTICES

14.01 Any notice required or permitted under this CDA shall be sent by certified mail or overnight courier service, postage pre-paid to the following addresses of the PARTIES:

IDEC PHARMACEUTICALS CORPORATION
3030 Callan Road
San Diego, California  92121 U.S.A.
Attention:  Corporate Secretary

Copy to: President

MITSUBISHI-TOKYO PHARMACEUTICALS, INC.
2-6, Nihonbashi-Honcho 2-chome
Chuo-ku, Tokyo 103-84050 Japan

Attention:  General Manager, Licensing Department
Copy to: General Manager of Preclinical Development Department; and General Manager of Intellectual Property Department

14.02 Any notice required or permitted to be given concerning this CDA shall be effective upon receipt by the PARTY to whom it is addressed.

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                                                         CONFIDENTIAL TREATMENT

                           ARTICLE XV.   ASSIGNMENT

15.01 This CDA and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective PARTIES. Neither this CDA nor any interest hereunder shall be assignable by either PARTY without the written consent of the other; provided, however, that IDEC may assign this CDA or any PATENT owned by it to any AFFILIATE or to any corporation with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this CDA relates, without obtaining the consent of the other PARTY.

                          ARTICLE XVI.   RECORDATION

16.01 The PARTIES shall have the right, at any time during the term of this CDA, to record, register, or otherwise notify this CDA in any patent office or other appropriate facility anywhere in the TERRITORY, and the PARTIES shall provide reasonable assistance to each other in effecting such recording.

                            EXECUTION IN COUNTERPARTS

16.02 This CDA may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   (a) IN WITNESS WHEREOF, the PARTIES, through their authorized officers, have executed this CDA.

MITSUBISHI-TOKYO PHARMACEUTICALS, INC.

By:  /s/ Ryuichi Tomizawa
     --------------------------

Name: Ryuichi Tomizawa

Title: President

Date:
       ------------------------

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                                                         CONFIDENTIAL TREATMENT

ATTESTED:

By:  /s/ Akihiro Tobe
     --------------------------

Name: Akihiro Tobe

Title: President of Research and Development Division

Date:
       ------------------------

IDEC PHARMACEUTICALS CORPORATION

By:  /s/ William R. Rohn
     --------------------------

William R. Rohn

Title: Chief Operating Officer
       ------------------------
Date:
       ------------------------

                                       24
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                                                CONFIDENTIAL TREATMENT REQUESTED

                       COLLABORATIVE DEVELOPMENT AGREEMENT
                   MITSUBISHI-TOKYO PHARMACEUTICALS, INC.-IDEC
                           PHARMACEUTICALS CORPORATION
               APPENDIX A--CLINICAL PLAN FOR IDEC CDA DEVELOPMENT

                       [CONFIDENTIAL TREATMENT REQUESTED]

                                       25
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                                                CONFIDENTIAL TREATMENT REQUESTED

                       COLLABORATIVE DEVELOPMENT AGREEMENT
                   MITSUBISHI-TOKYO PHARMACEUTICALS, INC.-IDEC
                           PHARMACEUTICALS CORPORATION
                APPENDIX B--CLINICAL PLAN FOR MTP CDA DEVELOPMENT

                       [CONFIDENTIAL TREATMENT REQUESTED]

                                       26